EXHIBIT 10.61

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 30, 2009, by and among SILICON VALLEY BANK, (“Bank”), SCICLONE PHARMACEUTICALS INTERNATIONAL LTD., a Cayman Islands exempted company (“SPIL”), and SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD., a Cayman Islands exempted company (“SPIL China,” and together with SPIL, collectively, “Borrowers” and each a “Borrower”). Unless otherwise defined herein, terms defined in the Loan Agreement (as defined below) shall have the same meanings in this Amendment.

RECITALS

A.	Borrowers and Bank have entered into that certain Loan and Security Agreement dated as of November 14, 2008 (the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrowers certain advances of money.

B.	Parent intends to enter into that certain Credit Line Account Application and Agreement with UBS Bank USA executed by Parent on February 4, 2009 (as provided to Bank on February 13, 2009, together with all attachments, addendums, and exhibits, as amended, the “UBS ARS Loan Agreement”) pursuant to which Borrower grants to UBS a security interest in the UBS ARS Account.

C.	Borrower desires that Bank amend the Loan Agreement to exclude the UBS ARS Account from the Collateral for the duration of the UBS ARS Loan Agreement and make certain other changes, all upon the terms and conditions more fully set forth herein.

D.	Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	AMENDMENTS TO LOAN AGREEMENT.

1.1	Section 6.13 (UBS ARS Loan). A new Section 6.13 is added to the Loan Agreement as follows:

“6.13 UBS ARS Loan. Promptly deliver to Bank, a copy of any material letter, notice, or communication related to the UBS ARS Loan.”

1.2	Section 7.11 (UBS ARS Account). Section 7.11 of the Loan Agreement is amended in its entirety by replacing it with the following:

“7.11 UBS ARS Account. Notwithstanding anything else to the contrary in this Agreement, (a) allow Parent to maintain, establish or use, any account, other than the UBS ARS Account, at any UBS Entity, (b) allow Parent to locate, store or keep, any value in the UBS ARS Account other than the UBS ARS, (c) allow any of Borrowers’ Collateral to become subject to any lien arising out of the UBS ARS Loan, (d) allow any additional collateral to be provided to a UBS Entity for any reason, including, without limitation, pursuant to Section 3e of the UBS ARS Loan Agreement, (e) allow the Approved Amount (as defined in the UBS ARS Loan Agreement) to exceed the lesser of (i) $1,800,000 or (ii) the amount UBS Bank USA is willing to lend solely on the basis of the ARS Collateral (as defined in the UBS ARS Loan Agreement and described further in Section 3e thereof), or (f) pay any interest to any UBS Entity with respect to the UBS ARS Loan in excess of the interest earned from the UBS ARS.”

1.3	Section 8.13 (UBS Default). A new Section 8.13 is added to the Loan Agreement as follows:

“8.13 UBS Default. (a) A default occurs under the UBS ARS Loan Agreement, (b) UBS Bank USA requires Collateral (as defined in the UBS ARS Loan Agreement) other than the UBS ARS to be maintained in a Collateral Account (as defined in the UBS ARS Loan Agreement), (c) any Variable Rate Advance (as defined in the UBS ARS Loan Agreement) becomes due and payable, or (d) any payment with respect to the UBS ARS Loan is made to a UBS Entity (other than regularly scheduled payments or a voluntary repayment in full of the UBS ARS Loan).”

1.4	Section 13.1 (Definitions). The following defined terms and their definitions in Section 13.1 of the Loan Agreement are amended in their entirety and replaced by the following:

““UBS ARS Account” means account number CP 15121 CPDE, as shown on page 1 of the Addendum to Credit Line Account Application and Agreement that forms a part of the UBS ARS Loan Agreement, and which account contains only all or part of the UBS ARS”

““UBS ARS Loan” is that certain “no net cost loan” by UBS Bank USA to Parent in an amount not to exceed $1,800,000. The UBS ARS Loan is also identified on page 1 of the Addendum to Credit Line Account Application and Agreement that forms a part of the UBS ARS Loan Agreement where such loan is listed as account number 5V 65919 CP.”

““UBS ARS Loan Agreement” means that certain Credit Line Account Application and Agreement with UBS Bank USA executed by Parent on February 4, 2009 (as provided to Bank on February 13, 2009, together with all attachments, addendums, and exhibits, as amended) pursuant to which Borrower grants to UBS a security interest in the UBS ARS Account.”

1.5	Section 13.1 (Definitions). The following defined terms and their definitions are added in their alphabetically appropriate positions in Section 13.1 of the Loan Agreement:

““UBS ARS” means those certain Auction Rate Securities with an aggregate face value of $1,800,000, as in existence on the Effective Date.”

““UBS Bank USA” means UBS Bank USA and its successors and assigns.”

1.6	Section 13.1 (Definitions). The defined term “UBS Prospectus” and its definition is deleted from Section 13.1 of the Loan Agreement

1.7	Exhibit A to Loan Agreement (Collateral Description). Exhibit A of the Loan Agreement is amended in its entirety by deleting it and replacing it with Exhibit A attached hereto.

2.	BORROWERS’ REPRESENTATIONS AND WARRANTIES.

2.1	Each Borrower jointly and severally represents and warrants that:

(a)	immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)	each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)	the certificate of incorporation, bylaws and other organizational documents of Borrowers delivered to Bank in connection with the execution of the Loan Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)	the execution and delivery by Borrowers of this Amendment and the performance by Borrowers of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of each Borrower;

(e)	this Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower and both Borrowers in accordance with the terms of this Amendment, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)	as of the date hereof, neither Borrower has any defenses against the obligations to pay any amounts under the Obligations. Each Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrowers in connection with this Amendment and in connection with the Loan Documents.

2.2	Each Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 2.1, and agrees that such reliance is reasonable and appropriate.

3.	LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.	EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1	Amendment. Borrowers and Bank shall have duly executed and delivered this Amendment to Bank;

4.2	Reaffirmation of Guaranty. SciClone Pharmaceuticals, Inc. shall have duly executed and delivered to Bank a Reaffirmation of Guaranty substantially in the form of Exhibit B attached to this Amendment; and

4.3	Bank Expenses. Borrowers shall have paid all Bank Expenses incurred through the date of this Amendment.

5.	COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.	INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7.	GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:	SCICLONE PHARMACEUTICALS INTERNATIONAL LTD., a Cayman Islands exempted company

	By:	/s/ Richard W. Harris
Printed Name: Richard W. Harris
	Title:	Director

SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD., a Cayman Islands exempted company

By:	/s/ Richard W. Harris
Printed Name: Richard W. Harris
Title:	Director

BANK:	SILICON VALLEY BANK

	By:	/s/ Kurt Trevan
Printed Name: Kurt Trevan
	Title:	Relationship Manager

EXHIBIT A TO AMENDMENT NO. 1

EXHIBIT A

Collateral Description

The Collateral consists of all Borrowers’ and all of each Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrowers’ Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following:

(a)	Borrowers’ Intellectual Property; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of Borrowers’ Intellectual Property;

(b)	any Account, contract right, license or other General Intangible of a Borrower, or any permit, instrument, promissory note or chattel paper of a Borrower, if and to the extent such Account, contract right, General Intangible, permit, instrument, promissory note or chattel paper contains restrictions on assignments and the creation of Liens, or under which such an assignment or Lien would cause a default to occur under such Account, contract rights, license, General Intangible, permit, instrument, promissory note or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of Article 9 of the Code); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Borrower shall be deemed to have granted a security interest in, all such right, title and interests as if such provision had never been in effect;

(c)	any government permit or franchise that prohibits Liens on or collateral assignment of such permit or franchise; and

(d)	the UBS ARS Account and the UBS ARS.

Pursuant to the terms of a certain negative pledge arrangement with Bank, each Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

EXHIBIT B TO AMENDMENT NO. 1

Reaffirmation of Unconditional Secured Guaranty

This Reaffirmation of Unconditional Secured Guaranty is entered into as of March 30, 2009, by SCICLONE PHARMACEUTICALS, INC., a Delaware corporation (the “Guarantor”), in favor of SILICON VALLEY BANK (“Bank”).

WHEREAS,	Guarantor executed and delivered to Bank an Unconditional Guaranty and Security Agreement dated as of November 14, 2008 (the “Guaranty”), with respect to the obligations of Sciclone Pharmaceuticals International LTD., a Cayman Islands exempted company, and Sciclone Pharmaceuticals International China Holding LTD., a Cayman Islands exempted company (collectively, the “Borrowers”) under that certain Loan and Security Agreement dated as of November 14, 2008, by and among Borrowers and Bank (as amended, the “Loan Agreement”);

WHEREAS,	Borrowers and Bank have now agreed to amend the Loan Agreement pursuant to that certain Amendment No. 1 to Loan and Security Agreement dated as of the date hereof (the “Amendment”); and

WHEREAS,	Guarantor derives substantial direct and indirect benefit from the Amendment.

NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, Guarantor hereby agrees as follows:

1. Reaffirmation of Guaranty. Guarantor hereby ratifies and reaffirms its obligations under its Guaranty and agrees that none of the waivers or modifications to the Loan Agreement as set forth in the Amendment shall impair Guarantor’s obligations under its Guaranty or Bank’s rights under the Guaranty.

2. Continuing Effect and Absence of Defenses. Guarantor acknowledges that its Guaranty is still in full force and effect and that Guarantor has no defenses, other than actual payment of the guaranteed obligations, to enforcement of the Guaranty. Guarantor waives any and all defenses to enforcement of the Guaranty that might otherwise be available as a result of the amendment of the Loan Agreement.

IN WITNESS WHEREOF, the Guarantor has caused this Amendment to be executed as of the date first written above.

GUARANTOR:

SCICLONE PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Friedhelm Blobel
Printed Name: Friedhelm Blobel
Title:	CEO & President